                                                                     EX-99.d.7.a

                                    EXHIBIT A
                           SUBADVISORY AGREEMENT AMONG
                 ABERDEEN ASSET MANAGEMENT INC., ABERDEEN FUNDS
            AND ABERDEEN ASSET MANAGEMENT INVESTMENT SERVICES LIMITED
                             Effective June 11, 2008

In the event that  Subadviser  is  allocated a portion of a Fund to manage,  for management  services provided under this Subadvisory  Agreement,  the Subadviser would  receive an annual fee paid monthly  based on average  daily net assets of the applicable Fund according to the following schedule:

Funds of the Trust                                    Advisory Fees
----------------------------------------     -----------------------------------------------------------
Aberdeen China Opportunities Fund            0.625% on assets up to $500 million
                                             0.600% on assets of $500 million but less than $2 billion
                                             0.575% on assets of $2 billion and more

Aberdeen Developing Markets Fund             0.525% on assets up to $500 million
                                             0.500% on assets of $500 million but less than $2 billion
                                             0.475% on assets of $2 billion or more

Aberdeen  International Equity Fund          0.450% on assets up to $500 million
                                             0.425% on assets of $500 million but less than $2 billion
                                             0.400% on assets of $2 billion or more

Aberdeen Select Worldwide Fund               0.450% on assets up to $500 million
                                             0.425% on assets of $500 million but less than $2 billion
                                             0.400% on assets of $2 billion or more

Aberdeen Global Utilities Fund               0.350% on assets up to $500 million
                                             0.325% on assets of $500 million but less than $2 billion
                                             0.300% on assets of $2 billion or more

Aberdeen Core Plus Income Fund               0.325 % on assets up to $500 million
                                             0.305% on assets of $500 million but less than $1 billion
                                             0.285% on assets of $1 billion but less than $5 billion
                                             0.255% on assets of $5 billion or more